EXHIBIT 99.1
GEOGLOBAL ANNOUNCES ELECTION OF A NEW DIRECTOR

Calgary, Alberta, Canada, June 11, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE: GGR) announced earlier today that it has expanded its Board of Directors to six persons following the appointment of Mr. Eli Cohen.

Mr. Cohen has served as Executive Vice President of the Israel Land Development Company (“ILDC”) since July 2009. From July 2007 to July 2009, he was ILDC’s Vice President of Investment and Business Development. Prior to joining ILDC, he was the head of the Corporate Division with Standard and Poor’s Israel (Maalot). Mr. Cohen currently holds and has held directorships within both private and publicly traded companies such as: Ma’arriv-Modi’in Publishing House Ltd., Israel Land Development Malls and Shopping Centers Ltd., Optima Promotions and Investment Management 66 Ltd., The Israel Land Development Company – Utilities, Ltd., The Israel Land Development Company – National Treasures Ltd., Emanuelle Energy Ltd., Arielle Gas and Oil Explorations Ltd., ILDC, Ma’arriv Holdings Ltd., Israel Land Development Hotels Ltd., and Rapid Vision Ltd. Mr. Cohen has a Master of Science – Business Administration, majoring in Finance and Accounting from Tel Aviv University, a Bachelor of Arts in Accounting from Tel Aviv University, and a Bachelor of Arts in Economics and Management from Open University. Mr. Cohen is also a Certified Public Accountant.

“Eli Cohen has extensive business and financial experiences complimented with specific regional expertise,” said David D. Conklin, Chairman of GeoGlobal.  “His guidance will be invaluable as we prepare to drill the first of two wells on the Myra and Sara licenses.”

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Paul B. Miller, President and CEO Patty Lew-Lapointe, Investor Relations	Moran Meir-Beres
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group
Dave Feick, Managing Director, Western Canada
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com